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                                                                  EXHIBIT 10.35

                             STOCK OPTION AGREEMENT
                    Pursuant to the Acme Metals Incorporated
                          1994 Stock Incentive Program

     This agreement, made and entered into as of May 26, 1994 by and between Acme Metals Incorporated, a Delaware corporation (the "Company"), and the Optionee, consists of this facing page, the reverse side of this facing page containing the definition of Change in Control, and the Standard Terms and Conditions attached hereto.

     WHEREAS, the Optionee is an employee of Acme Metals Incorporated or a subsidiary thereof, (hereinafter called the "Company");

     WHEREAS, the 1994 Stock Incentive Program of Acme Metals Incorporated and its subsidiaries authorizing the granting to officers and to other key employees of the Company and its subsidiaries of options to buy from the Company shares of common stock, par value $1 per share, has been duly adopted; and

     WHEREAS, the execution of a stock option agreement in the form hereof has been duly authorized by resolution of the Compensation Committee of the Board of Directors of the Company duly adopted on May 26, 1994 and incorporated herein by reference;

     NOW, THEREFORE, BE IT RESOLVED, that the Company hereby grants to the Optionee an option to purchase the number of shares shown below of common stock, par value $1 per share, of the Company, upon the terms and conditions herein set forth.

Date of Grant:

Optionee:

Option Shares:

Option Price:

Exercise Schedule     First half on
Per Paragraph 1:      Second half on
                                         ACME METALS INCORPORATED



                                         By _______________________________
                                            Brian W. H. Marsden
                                            Chairman and Chief Executive
                                            Officer


     I hereby acknowledge receipt of the nonqualified stock option granted on the date shown above, which has been issued to me under the terms and conditions of the 1994 Stock Incentive Program (the "Plan"). I further acknowledge receipt of a copy of the Plan and agree to conform to all of the terms and conditions of this Stock Option Agreement and the Plan.



Date: ______________________                ___________________________________

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                        Standard Terms and Conditions of
                      Non-Qualified Stock Option Agreement
                      Under the 1994 Stock Incentive Program
                                       of
                            Acme Metals Incorporated
       As Adopted By the Compensation Committee of the Board of Directors
                                 on May 26, 1994



     1. This option may be exercised in full (until terminated as hereinafter provided) upon the retirement or upon death of the Optionee while employed by the Company or any subsidiary or upon a Change in Control* of the Company. Except as provided in the preceding sentence, this option (until terminated as hereinafter provided) shall be exercisable only to the extent of one-half of the shares hereinabove specified after the Optionee shall have been in the continuous employ of the Company or any subsidiary for one full year from the date hereof and to the extent of the remaining one-half of such shares after the next succeeding year during which the Optionee shall have been in the continuous employ of the Company or any subsidiary. For the purposes of this paragraph, leaves of absence for illness, military or governmental service, or other cause, shall be considered as employment. To the extent exercisable, this option may be exercised in whole or in part from time to time, provided, however, that any fractional share shall be rounded down to the nearest whole share.

     2. The option price may, at the election of the Optionee, be paid (i) in cash or by check acceptable to the Company, or (ii) by transfer to the Company of shares of common stock of the Company having a value at the time of exercise (the average of the high and low prices quoted on NASDAQ Over-the-Counter Markets, National Markets Issues, or The New York Stock Exchange Composite Transactions, whichever is applicable, on the date upon which the Optionee's exercise of stock option is received) no greater than the total option price, or
(iii) any combination of whole shares and funds. In addition, the Optionee shall pay the Company an amount equal to applicable federal, state and local withholding taxes. Upon receipt of the payments referred to in the preceding sentence, the Company agrees to cause certificates for any shares purchased hereunder to be delivered to the Optionee.

     3.   This option shall terminate on the earliest of the following dates:

          (a) on the date upon which the Optionee ceases to be an employee of the Company or a subsidiary by reason of termination of employment for cause;

          (b) three months after the Optionee ceases to be an employee of the Company or a subsidiary, unless he ceases to be such employee by reason of death, retirement or in a manner described in (a) above;

          (c) two years after the death of the Optionee if the Optionee dies while an employee of the Company or a subsidiary;

          (d)   two years after the retirement of the Optionee;

          (e)   ten years from the date on which this option was granted.

In the event the Optionee shall intentionally commit an act materially inimical to the interests of the Company or a subsidiary, and the Board of Directors shall so find, this option shall terminate at the time of such act, notwithstanding any other provision of this agreement. Nothing contained in this option


____________
* See reverse side of Stock Option Agreement page for definition of Change in Control

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shall limit whatever right the Company or a subsidiary might otherwise have to terminate the employment of the Optionee.

     4. This option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution and is exercisable, during the lifetime of the Optionee, only by him.

     5. This option shall not be exercisable if such exercise would involve a violation of any applicable federal or state securities laws, and the Company hereby agrees to make reasonable efforts to comply with any applicable securities laws.

     6. The Compensation Committee of the Board of Directors (the "Committee") shall make such adjustments in the option price and in the number or kind of shares of common stock, par value $1 a share, or other securities covered by this option as such Committee in its discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of the Optionee that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, separation, reorganization or partial or complete liquidation, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. No adjustment provided for in this Paragraph 6 shall require the Company to sell any fractional shares.

     7. The term "subsidiary" as used in this agreement means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty per cent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. For purposes of this agreement, the continuous employ of the Optionee with the Company or a subsidiary shall not be deemed interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the Company or any subsidiary, by reason of the transfer of his employment among the Company and its subsidiaries.

     8. The term "retirement" means the termination of an Optionee's employment under such circumstances as entitle him to elect an immediate pension under any retirement or pension benefit plan (as defined under the Employee Retirement Income Security Act of 1974, as amended, "ERISA") of the Company, or any subsidiary by which he is employed and in which he participates at termination of employment. If an Optionee does not participate in an ERISA retirement or pension benefit plan, "retirement" means the termination of an Optionee's employment under such circumstances as would have entitled him to elect an immediate pension if any such retirement or pension plan had applied to such employee.

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The term "Change in Control" shall mean the occurrence of any of the following events:

     (a) there shall be consummated any consolidation, merger or reorganization of Acme Metals Incorporated (the "Company") in which the Company is not the continuing or surviving corporation or pursuant to which the outstanding voting securities or other capital interests of the Company would be converted into cash, securities or other property, other than a consolidation, merger or reorganization of the Company in which the holders of the Company's outstanding voting securities or other capital interests immediately prior to such consolidation, merger or reorganization shall directly or indirectly, have seventy-five (75%) or more of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal entity;

     (b) the Company sells, leases, exchanges or transfers (in one transaction or a series of related transactions) all or substantially all of its business and/or assets to any other corporation or other legal entity of which less than 75% of the outstanding voting securities or other capital interests of said corporation or other legal entity are owned in the aggregate by the shareholders of the Company, directly or indirectly, immediately prior to or after such sale;

     (c) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company;

     (d) any person or group (as such terms are used in Section 13(d) or Section 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") other than the Company or a subsidiary or any employee benefit plan sponsored by the Company has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act), directly or indirectly, of 25% or more of the combined voting power of the Company's then outstanding voting securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases, or otherwise;

     (e) at any time during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new Director of the Company was approved by a vote of at least two-thirds of such Directors of the Company then still in office who were Directors of the Company at the beginning of any such two-year period; or

     (f) such other event, or events, as shall be determined by the Board of Directors to be a Change in Control.

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